Exhibit 99.1

Ingersoll Rand Reports Third-Quarter EPS from

Continuing Operations of $0.57, Updates Full-Year 2013 EPS Outlook

•	Third-quarter adjusted continuing earnings per share (EPS) of $1.16

•	Full-year 2013 EPS from continuing operations forecast $2.34 to $2.39; increased to $3.55 to $3.60 excluding restructuring, impairment and other one- time costs

•	Revenues of $3.7 billion in the third quarter, up 4 percent compared with 2012

•	Q3 2013 operating margin of 10.0 percent, adjusted operating margin of 14.0 percent

Swords, Ireland, October 18, 2013 – Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.57 for the third quarter of 2013.

The company reported net earnings of $165.9 million, or EPS of $0.56, for the third quarter of 2013. Third-quarter net earnings included $168.4 million, or EPS of $0.57 from continuing operations, as well as $(2.5) million, or a loss per share of $(0.01) from discontinued operations. This compares with net earnings of $321.6 million, or EPS of $1.03, for the 2012 third quarter. Results for the third quarter of 2013 included $173 million, or $0.59 per share related to: (1) restructuring and one-time charges related to the spin-off of the security business; (2) impairment charges related to security operations in the European region; and (3) the redemption premium

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expense for early debt retirement. The prior year quarter included $2 million of restructuring costs equal to $0.01 per share. Before these items, third-quarter 2013 adjusted EPS from continuing operations was $1.16, including a gain of $0.03 per share from a property sale. (see attached tables for additional details)

“We realized revenue growth and earnings per share above our guidance, and continued to deliver excellent operating leverage in the quarter,” said Michael W. Lamach, chairman and chief executive officer. “Thanks to our dedicated employees throughout the world, we continue to advance our operating system and capabilities reflected in our ability to capture growth in key markets, while delivering on our productivity and pricing initiatives. In addition to the solid execution in the quarter, we were able to fulfill key milestones necessary to complete the spin of Allegion prior to year-end, including the completion of a successful debt offering and the announcement of the final key leadership positions.”

Additional Highlights from the 2013 Third Quarter

Revenues: The company’s reported revenues increased by 4 percent to $3,749 million, compared with revenues of $3,593 million for the 2012 third quarter. Total U.S. revenues were up by 5 percent compared to 2012, and revenues from international operations increased by 3 percent (up 3 percent excluding currency).

Operating Margin: The third-quarter operating margin was 10.0 percent compared with 12.5 percent in 2012. Adjusted for restructuring and one-time charges and impairment, the operating margin for the third quarter 2013 was 14.0 percent, up by 1.4 percentage points on a comparable basis with 2012. Excluding a $21.5 million gain (EPS of +$0.03) from a property sale related to a manufacturing footprint consolidation, third-quarter 2013 adjusted operating margin improved by 80 basis points year-over-year. The year-over-year margin improvement was due to increased volume, productivity initiatives and improved pricing, which was partially offset by inflation and an increase in investment spending.

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Interest Expense and Other Income/Expense: Interest expense of $103 million for the third quarter included a debt redemption premium expense of $46 million from the early retirement of Senior Notes due in 2013 and 2014. Excluding the one-time redemption cost, interest expense declined by $3 million compared with the same quarter last year. Other income totaled $6.0 million for the third quarter of 2013, compared with $17.4 million of income for the 2012 third quarter.

Impairment Charge: During the third quarter of 2013, the company performed impairment testing that indicated the estimated fair value of the EMEIA reporting unit of the Security Technologies segment was less than its carrying value. Consequently, the company recorded a non-cash, after-tax goodwill impairment charge of $106.2 million for the three months ended September 30, 2013. This charge had no impact on cash flow.

Taxes: Excluding restructuring, impairment costs and one-time items, the company had an effective tax rate of 25 percent for the third quarter of 2013. The effective rate for the third quarter of 2012 was 16 percent. During the third quarter of 2012, the company recorded a net discrete tax benefit of approximately $29 million, primarily resulting from the consolidation of legal entities outside the United States.

Third-Quarter Business Review

[Note: Adjusted margins for 2012 and 2013 exclude restructuring and other one-time costs – see attached tables for additional details]

Climate Solutions delivers energy-efficient solutions globally and includes Trane, which provides heating, ventilation and air conditioning (HVAC) systems and commercial building services, parts, support and controls; and Thermo King, the leader in transport temperature control solutions. Revenues for the third quarter of 2013 were $2,026 million and increased by 4 percent compared with the third quarter of 2012. Bookings increased by 7 percent year-over-year.

On a year-over-year basis, total commercial HVAC revenues increased by a low-single digit percentage with a mid-single digit percentage increase in equipment revenues and a low-single digit increase in revenues for parts, service and solutions. Commercial HVAC revenues increased slightly in the Americas and increased by a mid-teens percentage in Europe and by a mid-single digit percentage in Asia during the quarter compared with last year. Third-quarter 2013 HVAC bookings reflect a high-single digit increase compared with last year, with gains in all geographic regions.

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Total Thermo King refrigerated transport revenues increased by a high-single digit percentage in the third quarter compared with last year with revenue gains in both the Americas and in Europe. Bookings increased by a mid-single digit percentage in the third quarter of 2013.

Third-quarter 2013 segment operating margin was 13.8 percent (13.9 percent adjusted margin). The adjusted margin improved by 1.1 percentage points year-over-year due to higher volumes, pricing and productivity actions, partially offset by inflation and higher investment spending.

Industrial Technologies provides products, services and solutions to enhance customers’ productivity, energy efficiency and operations. Products include compressed air systems, tools, fluid power products, and golf and utility vehicles. Total revenues in the third quarter of $722 million increased by 3 percent compared with the third quarter of 2012. Bookings increased by 2 percent compared with 2012. Air and productivity revenues increased slightly, as volume declines in the Americas were offset by gains in Europe.

Club Car revenues increased by mid-teens percentages compared with the third quarter of 2012, with gains in both golf car and utility vehicle sales.

Third-quarter segment operating margin for Industrial Technologies was 16.1 percent (16.2 percent adjusted margin). The adjusted margin increased by 90 basis points year-over-year as the benefits from improved productivity, pricing and higher volumes were partially offset by the impact of inflation.

Residential Solutions includes the Trane and Schlage brands, which deliver safety, comfort and efficiency to homeowners throughout the Americas. Products, services and solutions include mechanical and electronic locks, HVAC systems, indoor air quality solutions, and controls and remote home management systems. Third-quarter 2013 revenues were $609 million, an increase of 9 percent compared with 2012. Third-quarter 2013 results included approximately $16 million of revenues from a product line transferred from the Security Technologies segment. Adjusting for the product line transfer, third-quarter revenues increased by 6 percent, on a comparable basis with 2012. Third-quarter 2013 bookings increased by a high-teens percentage on a comparable basis with 2012 from strong gains in both HVAC and security products.

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Total residential security revenues were up by a mid-teens percentage on a comparable basis with 2012 as a result of sales gains from the new residential builder market and “big box” customers in the United States, and from strong growth in South America. Residential HVAC revenues increased by a mid-single digit percentage compared with the third quarter of 2012 with volume gains in all major product categories.

Third-quarter 2013 segment operating margin was 10.8 percent (10.8 percent adjusted margin). The adjusted margin increased by 2.7 percentage points year-over-year due to higher volumes, pricing and productivity gains, which were partly offset by negative mix and inflation.

Security Technologies is a leading global supplier of commercial security products and services. The segment’s market-leading products include mechanical and electronic security solutions, biometric and access-control systems, and security and time and attendance scheduling software.

Third-quarter revenues of $392 million were flat (up by 5 percent on a comparable basis, adjusting for the product line transferred to the Residential Solutions segment) compared with the third quarter of 2012. Revenues in the Americas were up mid-single digit percentages. Revenues in Europe and Asia both increased by a low-single digit percentage on a comparable basis with 2012. Third-quarter 2013 bookings increased by a mid-single digit percentage on a comparable basis with last year, with gains in all major geographic regions.

Third-quarter segment operating margin was 26.5 percent (26.7 percent adjusted). The adjusted segment operating margin increased by 5.2 percentage points due to a $21.5 million gain from a property sale in China, higher productivity and improved pricing, which were partially offset by inflation and increased investments.

Balance Sheet

At the end of the third quarter, working capital was 3.4 percent of revenues, compared with 3.9 percent in 2012. Cash balances and total debt balances were $1.1 billion and $3.5 billion, respectively.

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Share Repurchase

During the third quarter, the company repurchased approximately 5 million shares for approximately $320 million as part of a $2 billion program approved by the board of directors in December 2012. The company expects to complete this repurchase program by the end of the first quarter of 2014.

Spinoff of Commercial and Residential Security Businesses

On December 10, the company announced that its board of directors unanimously approved a plan to spin off its commercial and residential security businesses. The company expects the spinoff, which is intended to be tax free to shareholders, to be completed prior to year-end 2013. The new security company is named Allegion. Allegion is an Irish plc and will trade on the New York Stock Exchange under the ticker ALLE.

Outlook

For comparison purposes, the 2013 forecast is based on the current Ingersoll Rand business structure, with four current operating sectors in place for the full 12 months of 2013. Based on expected market activity for the remainder of the year, the company expects revenues for the full-year 2013 to be in the range of $14.3 billion to $14.4 billion. Full-year adjusted EPS from continuing operations is expected to be in the range of $3.55 to $3.60. Full-year reported EPS is expected to be $2.34 to $2.39 and includes: costs related to the spinoff of the Allegion security businesses and restructuring expenses expected to be approximately $0.70 per share; costs related to the early retirement of debt equal to $0.15 per share; and asset impairment costs from the Security Technologies segment equal to $0.36 per share. The forecast includes an ongoing tax rate of 23 percent for continuing operations and an average diluted share count for the full year of approximately 298 million shares. Available cash flow for full-year 2013 is expected to approximate $1.1 billion, excluding the debt retirement costs, impairment costs and restructuring expenses and costs related to the spinoff of the security business.

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Fourth-quarter 2013 revenues are expected to be in the range of $3.5 billion to $3.6 billion. Adjusted EPS from continuing operations for the fourth quarter of 2013 are expected to be in the range of $0.85 to $0.90, with reported EPS of $0.45 to $0.50 including security business spinoff and restructuring costs expected to be approximately $0.40 per share. The fourth-quarter forecast reflects an ongoing tax rate of 23 percent for continuing operations and an average diluted share count of approximately 294 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, the proposed spinoff of our commercial and residential security businesses, our capital allocation strategy and our 2013 full-year and fourth-quarter financial performance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to successfully, if ever, complete the proposed spinoff; our ability to fully realize the expected benefits of the proposed spinoff; global economic conditions, demand for our products and services and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial information, including reconciliation to the nearest GAAP measure, is included in financial tables attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands—including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane®—work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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10/18/13

(See Accompanying Tables)

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•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Available Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net revenues	$3,749.5	$3,592.8	$10,794.5	$10,564.7
Cost of goods sold	(2,504.7)	(2,454.4)	(7,375.5)	(7,347.7)
Selling & administrative expenses	(756.8)	(690.6)	(2,254.6)	(2,083.8)
Asset impairment	(111.4)	—	(111.4)	4.5

Operating income	376.6	447.8	1,053.0	1,137.7
Interest expense	(103.4)	(60.6)	(226.8)	(192.1)
Other income (expense), net	6.0	17.4	(2.7)	21.2

Earnings (loss) before income taxes	279.2	404.6	823.5	966.8
Provision for income taxes	(95.8)	(65.3)	(219.2)	(157.9)

Earnings (loss) from continuing operations	183.4	339.3	604.3	808.9
Discontinued operations, net of tax	(2.5)	(12.3)	(4.2)	(6.7)

Net earnings (loss)	180.9	327.0	600.1	802.2
Less: Net earnings attributable to noncontrolling interests	(15.0)	(5.4)	(29.0)	(19.2)

Net earnings (loss) attributable to Ingersoll-Rand plc	$165.9	$321.6	$571.1	$783.0

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$168.4	$333.9	$575.3	$789.7
Discontinued operations	(2.5)	(12.3)	(4.2)	(6.7)

Net earnings	$165.9	$321.6	$571.1	$783.0

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.57	$1.07	$1.92	$2.52
Discontinued operations	(0.01)	(0.04)	(0.01)	(0.02)

	$0.56	$1.03	$1.91	$2.50

Weighted-average number of common shares outstanding:
Diluted	295.5	312.0	299.8	312.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2013		2012	2013		2012
Climate Solutions
Net revenues	$2,025.8		$1,941.7	$5,700.4		$5,570.6
Segment operating income *	279.8		247.0	632.0		579.6
and as a % of Net revenues	13.8%		12.7%	11.1%		10.4%
Industrial Technologies
Net revenues	721.9		701.6	2,165.1		2,180.6
Segment operating income *	116.2		106.6	340.8		332.5
and as a % of Net revenues	16.1%		15.2%	15.7%		15.2%
Residential Solutions
Net revenues	609.5		558.6	1,786.4		1,632.7
Segment operating income *	66.0		45.4	152.6		86.3
and as a % of Net revenues	10.8%		8.1%	8.5%		5.3%
Security Technologies
Net revenues	392.3		390.9	1,142.6		1,180.8
Segment operating income *	103.8	**	83.9	248.8	**	236.2
and as a % of Net revenues	26.5%		21.5%	21.8%		20.0%

Gain (loss) on sale/(asset impairment)	(111.4)	**	—	(111.4)	**	4.5
Unallocated corporate expense	(77.8)		(35.1)	(209.8)		(101.4)

Total
Net revenues	$3,749.5		$3,592.8	$10,794.5		$10,564.7
Consolidated operating income	$376.6		$447.8	$1,053.0		$1,137.7

and as a % of Net revenues	10.0%		12.5%	9.8%		10.8%

*	Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.
**	During the three and nine months ended September 30, 2013, the Company recorded a pre-tax goodwill impairment charge of $111 million related to its Security Technologies European business. This charge has been excluded from Segment operating income within the Security Technologies segment.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended September 30, 2013				For the nine months ended September 30, 2013
		As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
	Net revenues	$3,749.5	$—		$3,749.5	$10,794.5	$—		$10,794.5
	Operating income	376.6	147.4	(a)	524.0	1,053.0	213.4	(a)	1,266.4
	Operating margin	10.0%			14.0%	9.8%			11.7%
	Earnings from continuing operations before income taxes	279.2	193.7	(a,b)	472.9	823.5	259.7	(a,b)	1,083.2
	Provision for income taxes	(95.8)	(20.4)	(c)	(116.2)	(219.2)	(24.1)	(c)	(243.3)
	Tax rate	34.3%			24.6%	26.6%			22.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	168.4	173.3	(d)	341.7	575.3	235.6	(d)	810.9
	Diluted earnings per common share
	Continuing operations	$0.57	$0.59		$1.16	$1.92	$0.79		$2.71
	Weighted-average number of common shares outstanding
	Diluted	295.5	—		295.5	299.8	—		299.8
	Detail of Adjustments:
	Restructuring costs		$10.3				$44.3
	Spin-related costs		25.7				57.7
	Impairment charge		111.4				111.4

(a)	Operating income adjustments		147.4				213.4
(b)	Refinancing premium		46.3				46.3
(c)	Tax impact		(20.4)				(24.1)

(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$173.3				$235.6

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended September 30, 2012				For the nine months ended September 30, 2012
		As Reported	Adjustments		As Adjusted	As Reported	Adjustments			As Adjusted
	Net revenues	$3,592.8	$—		$3,592.8	$10,564.7	$—			$10,564.7
	Operating income	447.8	3.5	(a)	451.3	1,137.7	37.6		(a)	1,175.3
	Operating margin	12.5%			12.6%	10.8%				11.1%
	Earnings from continuing operations before income taxes	404.6	3.5	(a)	408.1	966.8	37.	6	(a)	1,004.4
	Provision for income taxes	(65.3)	(1.5)	(b)	(66.8)	(157.9)	(3.8)		(b)	(161.7)
	Tax rate	16.1%			16.4%	16.3%				16.1%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	333.9	2.0	(c)	335.9	789.7	33.8		(c)	823.5
	Diluted earnings per common share
	Continuing operations	$1.07	$0.01		$1.08	$2.52	$0.11			$2.63
	Weighted-average number of common shares outstanding
	Diluted	312.0	—		312.0	312.9	—			312.9
	Detail of Adjustments:
	Adjustment to loss on sale from Hussmann divestiture		$—				$(4.5)
	Restructuring costs		3.5				42.1

(a)	Operating income adjustments		3.5				37.6
(b)	Tax impact		(1.5)				(3.8)

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$2.0				$33.8

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended Sept. 30, 2013		For the quarter ended Sept. 30, 2012
	As Reported	Margin	As Reported	Margin
Climate Solutions
Net revenues	$2,025.8		$1,941.7
Segment operating income	$279.8	13.8%	$247.0	12.7%
Restructuring costs	2.6	0.1%	1.9	0.1%

Adjusted operating income	282.4	13.9%	248.9	12.8%
Depreciation and amortization	39.2	2.0%	38.9	2.0%

EBITDA	$321.6	15.9%	$287.8	14.8%

Industrial Technologies
Net revenues	$721.9		$701.6
Segment operating income	$116.2	16.1%	$106.6	15.2%
Restructuring costs	0.4	0.1%	0.9	0.1%

Adjusted operating income	116.6	16.2%	107.5	15.3%
Depreciation and amortization	10.8	1.4%	12.8	1.8%

EBITDA	$127.4	17.6%	$120.3	17.1%

Residential Solutions
Net revenues	$609.5		$558.6
Segment operating income	$66.0	10.8%	$45.4	8.1%
Restructuring costs	—	0.0%	—	0.0%

Adjusted operating income	66.0	10.8%	45.4	8.1%
Depreciation and amortization	24.2	4.0%	27.9	5.0%

EBITDA	$90.2	14.8%	$73.3	13.1%

Security Technologies
Net revenues	$392.3		$390.9
Segment operating income	$103.8	26.5%	$83.9	21.5%
Restructuring costs	1.0	0.2%	0.1	0.0%

Adjusted operating income	104.8	26.7%	84.0	21.5%
Depreciation and amortization	8.8	2.3%	9.2	2.3%

EBITDA	$113.6	29.0%	$93.2	23.8%

Corporate
Unallocated corporate expense	$(77.8)		$(35.1)
Restructuring/spin costs	32.0		0.6

Adjusted corporate expense	(45.8)		(34.5)
Depreciation and amortization	10.5		3.5

EBITDA	$(35.3)		$(31.0)

Total Company
Net revenues	$3,749.5		$3,592.8
Operating income	$376.6	10.0%	$447.8	12.5%
Asset impairment	111.4	3.0%	—	0.0%
Restructuring/spin costs	36.0	1.0%	3.5	0.1%

Adjusted operating income	524.0	14.0%	451.3	12.6%
Depreciation and amortization	93.5	2.5%	92.3	2.5%

EBITDA	$617.5	16.5%	$543.6	15.1%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Condensed Consolidated Balance Sheets

(In millions)

UNAUDITED

	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$1,083.9	$882.1
Accounts and notes receivable, net	2,443.1	2,157.5
Inventories	1,447.5	1,308.8
Other current assets	655.2	594.3

Total current assets	5,629.7	4,942.7
Property, plant and equipment, net	1,651.7	1,652.6
Goodwill	6,061.8	6,138.9
Intangible assets, net	4,099.1	4,200.9
Other noncurrent assets	1,559.7	1,557.8

Total assets	$19,002.0	$18,492.9

LIABILITIES AND EQUITY
Accounts payable	$1,400.6	$1,230.2
Accrued expenses and other current liabilities	2,074.8	1,967.4
Short-term borrowings and current maturities of long-term debt	373.2	963.7

Total current liabilities	3,848.6	4,161.3
Long-term debt	3,154.1	2,269.3
Other noncurrent liabilities	4,812.7	4,833.0
Equity	7,186.6	7,229.3

Total liabilities and equity	$19,002.0	$18,492.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Condensed Consolidated Statement of Cash Flow

(In millions)

UNAUDITED

	Nine Months Ended September 30,
	2013	2012
Operating Activities
Income from continuing operations	$604.3	$808.9
Loss (Gain) on sale/asset impairment	111.4	(4.5)
Depreciation and amortization	282.1	285.4
Changes in assets and liabilities and other non-cash items	(42.6)	(266.9)

Net cash from operating activities of continuing operations	955.2	822.9
Net cash from operating activities of discontinued operations	(4.1)	(87.4)

Net cash from operating activities	951.1	735.5
Investing Activities
Capital expenditures	(187.6)	(170.9)
Proceeds from China property sale	19.3	—
Other investing activities, net	17.8	12.8

Net cash from investing activities of continuing operations	(150.5)	(158.1)
Net cash from investing activities of discontinued operations	—	36.0

Net cash from investing activities	(150.5)	(122.1)
Financing Activities
Net debt proceeds (repayments)	294.9	(351.5)
Dividends paid to ordinary shareholders	(183.0)	(145.1)
Repurchase of ordinary shares	(795.2)	(374.9)
Other financing activities, net	161.0	34.1

Net cash from financing activities of continuing operations	(522.3)	(837.4)
Net cash from financing activities of discontinued operations	—	—

Net cash from financing activities	(522.3)	(837.4)
Effect of exchange rate changes on cash and cash equivalents	(76.5)	(7.1)

Net increase (decrease) in cash and cash equivalents	201.8	(231.1)
Cash and cash equivalents - beginning of period	882.1	1,160.7

Cash and cash equivalents - end of period	$1,083.9	$929.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC

Balance Sheet Metrics and Available Cash Flow

($ in millions)

UNAUDITED

	December 31,	September 30,
	2012	2012	2013
Net Receivables	$2,158	$2,321	$2,443
Days Sales Outstanding	56.7	58.9	59.5
Net Inventory	$1,309	$1,462	$1,448
Inventory Turns	7.4	6.7	6.9
Accounts Payable	$1,230	$1,301	$1,401
Days Payable Outstanding	46.6	48.4	51.0

Nine Months Ended
September 30, 2013
Cash flow from operating activities (a)	$951.1
Capital expenditures (a)	(187.6)

Available cash flow	$763.5

(a)	Includes both continuing and discontinued operations. Cash flow from operating activities includes spending related to restructuring and spin costs.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION